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                                                                   EXHIBIT 99.4



                           SANTA FE ENERGY RESOURCES

                            SAVINGS INVESTMENT PLAN

                               (FIFTH AMENDMENT)

        WHEREAS, there is reserved to the Employee Benefits Committee of the Company as the Plan Administrator of the Santa Fe Energy Resources Savings Investment Plan (the "Plan") in Section 11.1 of the Plan the right to amend the Plan, subject to certain restrictions set forth therein; and

        WHEREAS, the Employee Benefits Committee deems it advisable to amend the Plan in the manner hereafter set forth;

        NOW, THEREFORE, this Fifth Amendment to the Plan is hereby adopted effective as of August 1, 1993:

        Section 14.2(g) of the Plan is amended to read as follows:

                     "The Plan Administrator shall establish rules concerning the frequency with which loans may be made under the Plan. Such rules, as changed from time to time, shall be applied in a uniform and nondiscriminatory manner and shall be communicated in writing to all eligible Participants."

        All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

        Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

        This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.




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        IN WITNESS WHEREOF, this Fifth Amendment has been executed on this
August 10, 1993, effective for all purposes as provided above.

                                             PLAN ADMINISTRATOR,
                                             SANTA FE ENERGY RESOURCES SAVINGS
                                             INVESTMENT PLAN



                                            By:________________________________
                                               Chairman



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